Exhibit 3.3

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:19 AM 11/30/2007
FILED 10:07 AM 11/30/2007
SRV 071270136 – 4465403 FILE

CERTIFICATE OF INCORPORATION

OF

ACP LANTERN INTERMEDIATE HOLDINGS, INC.

THE UNDERSIGNED, being a natural person for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, hereby certifies that:

FIRST: The name of the corporation is ACP Lantern Intermediate Holdings, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware. The name of the registered agent of the Corporation in the State of Delaware at such address is National Corporate Research, Ltd.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as from time to time amended.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is ten thousand (10,000) shares of common stock having a par value of $0.001.

FIFTH: The name and mailing address of the incorporator is Ben Silbert, c/o Avista Capital Partners, L.P., 65 East 55th Street, 18th Floor, New York, NY 10022.

SIXTH: Upon filing this Certificate of Incorporation, the name and mailing address of the person who is to serve as director is:

David Burgstahler

c/o Avista Capital Partners, L.P.

65 East 55th Street, 18th Floor

New York, NY 10022.

SEVENTH: In furtherance and not in limitation of the powers conferred by law, subject to any limitations contained elsewhere in this Certificate of Incorporation, the Corporation may adopt, amend or repeal By-laws by the vote of a majority of the board of directors of the Corporation, but any By-laws adopted by the board of directors may be amended or repealed by the stockholders entitled to vote thereon. Election of directors need not be by written ballot.

EIGHTH: (a) A director of the Corporation shall not be personally liable either to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of the General Corporation Law of the State of Delaware or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit. Neither amendment nor repeal of this paragraph (a) nor the adoption of any provision of this Certificate of Incorporation inconsistent with this paragraph (a) shall eliminate or reduce the effect of this paragraph (a) in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph (a) of this Article Eighth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

(b)           The Corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-laws or enter into agreements with any such person for the purpose of providing for such indemnification.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation on this 30th day of November, 2007.

/s/ Ben Silbert
Ben Silbert
Sole Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:13 PM 02/21/2008
FILED 05:15 PM 02/21/2008
SRV 080200064 – 4465403 FILE

CERTIFICATE OF AMENDMENT
OF
THE AMENDED CERTIFICATE OF INCORPORATION
OF
ACP LANTERN INTERMEDIATE HOLDINGS, INC.
(a Delaware corporation)

February 21, 2008

ACP Lantern Intermediate Holdings, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1.     Article FIRST of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety, so that, as amended, said Article FIRST shall be and read as follows:

“FIRST: The name of the corporation (which is hereinafter referred to as the “Corporation”) is:

LANTHEUS MI INTERMEDIATE, INC.”

2.     This Amended Certificate of Incorporation herein certified has been duly adopted in accordance with Section 242 of the DGCL.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, on behalf of the Corporation, the undersigned has duly executed this Amended Certificate of Incorporation as of the date first written above.

By:	/s/ Donald Kiepert
Name:	Donald Kiepert
Title:	President